UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2006
AVANADE INC.
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-51748 (Commission File Number)	91-2032865 (I.R.S. Employer Identification No.)
2211 Elliott Avenue, Suite 200
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 239-5600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) Retirement of Director
     On May 17, 2006, at a meeting of the Board of Directors (the “Board”) of Avanade Inc. (the “Company”), Jackson L. Wilson announced his retirement as a director of the Company and Chairman of the Board and from his position as Chairman of the Compensation Committee, effective immediately following the meeting. Mr. Wilson served on the Board as the designee of Accenture LLP (“Accenture”), pursuant to the Third Amended and Restated Contribution and Stockholders Agreement dated as of February 14, 2005 (the “Contribution Agreement”) and the Amended and Restated By-laws of the Company (the “By-laws”), which grant Accenture the right to designate four members of the Board and the replacements of any such designees. Mr. Wilson was also Accenture’s designee on the Compensation Committee, pursuant to the terms of the Avanade Inc. Employee Stock Option Plan (the “ESOP”) and the Avanade Inc. 2000 Stock Incentive Plan (together with the ESOP, the “Share Plans”).
(d) Appointment of New Directors
     On May 17, 2006, the Board appointed Karl-Heinz Flöther as a new director to fill the vacancy created by Mr. Wilson’s retirement. Mr. Flöther was designated by Accenture according to the terms of the Contribution Agreement and the By-laws. He will serve until the Company’s next annual general meeting of shareholders, when his appointment will be subject to a vote of the Company’s shareholders. Under the Contribution Agreement and the By-laws, certain of the Company’s shareholders have agreed to vote all of their shares owned or held by them, and to cause all shares beneficially owned by them to be voted, to elect the persons designated pursuant to the Contribution Agreement as a member of the Board. Mr. Flöther was also elected to serve as the Chairman of the Compensation Committee of the Board as Accenture’s designee under the Share Plans.
     In addition, the Board elected Robert N. Frerichs, a director of the Company, to serve as the Chairman of the Board. The Board also elected Pamela Craig, a director of the Company, to serve as the Chairman of the Audit Committee of the Board.
     Mr. Flöther, 53, currently serves as the Group Chief Executive –Technology & Delivery for Accenture Ltd, the beneficial owner of our majority shareholder, a position he has held since May 2005. Prior to being appointed to this position, Mr. Flöther was the group chief executive of Accenture Ltd’s Financial Services operating group, a role he assumed in December 1999. He also served as a member of Accenture Ltd’s Board of Directors from June 2001 to February 2004, and continues to serve on its Executive Leadership Team.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVANADE INC.

Date: May 23, 2006	By:	/s/ Mark H. Voigts

	Name:	Mark H. Voigts
	Title:	General Counsel and Secretary